UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2026 (September 23, 2026)

AUDDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40071	45-4257218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1680 38th Street, Suite 130
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 219-9771

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	AUUD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 23, 2026, Auddia Inc. (“Auddia” or the “Company”) called to order the special meeting of the Company’s stockholders (the “Special Meeting”) held to:

(i) adopt the Agreement and Plan of Merger, dated as of February 17, 2026 (the “Merger Agreement”), by and among Auddia, McCarthy Finney, Inc., a Delaware corporation (“Holdco”), Auddia Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Auddia Merger Sub”), Thramann Merger Sub LLC, a Colorado limited liability company and wholly owned subsidiary of Holdco (“Thramann Merger Sub” and together with Auddia Merger Sub, the “Merger Subs”), and Thramann Holdings, LLC, a Colorado limited liability company (“Thramann”), and the transactions contemplated thereby (such proposal, the “Business Combination Proposal”);

(ii) consider and vote upon, on a non-binding advisory basis, a proposal to approve the material differences between Auddia’s existing charter and the Holdco charter to be in effect upon consummation of the Business Combination (the “Holdco Charter Proposal”);

(iii) to consider and vote on a proposal to approve and adopt the 2026 Equity Incentive Plan established to be effective after the closing of the Business Combination (the “Equity Plan Proposal”);

(iv) to ratify the appointment of Haynie & Company as Auddia’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”); and

(v) to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve one or more proposals at the Special Meeting (the “Adjournment Proposal”).

At the Special Meeting, the holders of 2,654,364 shares of the Company’s common stock (“Company common stock”), were represented virtually or by proxy, and therefore a quorum was present.

Based on the proxies and ballots received prior to the opening of the Special Meeting, there were not sufficient votes to approve the Business Combination Proposal. Accordingly, a vote was called on the Adjournment Proposal to authorize the adjournment of the Special Meeting to solicit additional proxies in favor of the proposals at the Special Meeting.

The Adjournment Proposal was approved by a vote of 2,238,335 shares of Company common stock in favor, with 343,919 shares voting against, 72,110 shares abstaining, and no broker non-votes, thus constituting approval by more than a majority of the shares of Company common stock represented in person or by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal.

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The Special Meeting was then adjourned without opening the polls on the Business Combination Proposal, the Holdco Charter Proposal, the Equity Plan Proposal, and the Auditor Ratification Proposal, which were scheduled to be submitted to a vote of the Company’s stockholders at the Special Meeting. The Special Meeting was adjourned until October 7, 2026 at 11:30 a.m. Eastern Time in order to allow the Company to solicit additional proxies with respect to the proposals at the Special Meeting.

The Special Meeting will reconvene on October 7, 2026 at 11:30 a.m. Eastern Time virtually via live webcast at www.virtualshareholdermeeting.com/AUUD2026SM. Stockholders will be able to attend and vote at the reconvened Special Meeting using the same process in place for the originally scheduled Special Meeting, the details of which are set forth in the definitive proxy statement/prospectus dated August 10, 2026 (the “Proxy Statement”). The Company does not intend to change the record date of the Special Meeting. Accordingly, only stockholders of record at the close of business on August 3, 2026 will be entitled to vote at the reconvened Special Meeting.

Stockholders who have previously submitted their proxy or otherwise voted and who do not wish to change their vote do not need to take any action. Until the Special Meeting is reconvened on October 7, 2026, the Company will continue to solicit proxies from its stockholders with respect to the Business Combination Proposal and the other proposals at the Special Meeting. Stockholders holding shares of Company common stock as of the record date of August 3, 2026, who have not yet voted, are encouraged to vote electronically.

No changes have been made to the proposals to be voted on by stockholders at the Special Meeting. The Company encourages all of its stockholders to read the Proxy Statement, which is available free of charge on the SEC’s website at www.sec.gov.

Item 8.01	Other Events.

On September 24, 2026, the Company issued a press release announcing the adjournment of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

Exhibit Number	Description

99.1	Press Release issued by the Company on September 24, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDDIA INC.

September 24, 2026	By:	/s/ John E. Mahoney
John E. Mahoney
Chief Financial Officer

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